                                  SCHEDULE 14C
                                 (RULE 14C-101)

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[ ]     Preliminary Information Statement
[X]     Definitive Information Statement
[ ]     Confidential, for Use of the Commission Only
        (as permitted by Rule 14c-5(d)(2))

                         DME INTERACTIVE HOLDINGS, INC.
                (Name of Registrant As Specified in Its Charter)

Payment of Filing Fee (Check the Appropriate Box):

[X]      No fee required

[ ]      Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

         (1) Title of each class of securities to which transaction applies:

         (2) Aggregate number of securities to which the transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         (4) Proposed maximum aggregate value of transaction:

         (5) Total fee paid:

[ ]      Fee paid previously with preliminary materials

[ ]      check box if any part of the fee is offset as provided by Exchange Act
 Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount previously paid:

         (2)      Form, Schedule or Registration Statement No.:

         (3)      Filing Party:

         (4)      Date Filed:


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                         DME INTERACTIVE HOLDINGS, INC.
                                   39 Broadway
                            New York, New York 10006

                              INFORMATION STATEMENT
                             PURSUANT TO SECTION 14
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                 AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

                        WE ARE NOT ASKING YOU FOR A PROXY
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY


                                  INTRODUCTION

         This information statement has been mailed on March 15, 2000 to the stockholders of record on March 2, 2000 of DME Interactive Holdings, Inc., a Delaware corporation (the "DME Interactive") in connection with certain actions to be taken by DME Interactive pursuant to the written consent by a majority of the stockholders of DME Interactive, dated February 28, 2000. The action to be taken pursuant to the written consent will be taken on April 6, 2000. The principal executive offices of DME Interactive are located at 39 Broadway, New York, New York 10006. DME Interactive's telephone number is (212) 422-6600.

        THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO
             STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER
                         WHICH WILL BE DESCRIBED HEREIN.




                                                          Darien Dash
                                                            President

          NOTICE OF ACTION TO BE TAKEN PURSUANT THE WRITTEN CONSENT OF
        A MAJORITY OF THE STOCKHOLDER IN LIEU OF A SPECIAL MEETING OF THE
                          STOCKHOLDERS ON APRIL 6, 2000

To Our Shareholders:

         NOTICE IS HEREBY GIVEN that the following action will be taken pursuant to the written consent of a majority of stockholders in lieu of a special Meeting of the stockholders a special meeting of shareholders of DME Interactive Holdings, Inc. ("DME Interactive") on April 6, 2000:

                  The adoption of an amended and restated Certificate of Incorporation of DME Interactive to increase the number of authorized shares of common stock of from 30,000,000 to 60,000,000 shares.

         The Board of Directors has fixed the close of business on March 2, 2000 as the record date for determining the shareholders entitled to notice of the foregoing.

                                                           By order of the
                                                       Board of Directors,


                                                               Darien Dash
                                                                 President

April 15, 2000

                      OUTSTANDING SHARES AND VOTING RIGHTS

         As of March 2, 2000, the DME Interactive's authorized capitalization consists of 30,000,000 shares of Common Stock, par value $.001 per share and 2,000,000 shares of Preferred Stock, par value $.01 per share, which may be issued in one or more series at the discretion of the board of directors. As of March 2, 2000, there were 25,964,666 shares of Common Stock outstanding, all of which were fully paid, non-assessable and entitled to vote. Holders of Common Stock of DME Interactive have no preemptive rights to acquire or subscribe to any of the additional shares of Common Stock.

         Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders. However, because shareholders holding at least a majority of the Common Stock issued and outstanding as of March 2, 2000, namely Darien Dash (including shares for which he holds an irrevocable proxy), DME Interactive's Chairman and Chief Executive Officer have voted in favor of the following proposals by written consent dated February 28, 2000, and having sufficient voting power to approve the adoption of the amended and restated certificate of incorporation through his ownership of DME Interactive's Common Stock, no other shareholder consents will be solicited in connection with this Information Statement.

         Pursuant to Rule 14C-2 under the Exchange Act, the proposals will not be adopted until a date at least twenty (20) days after the date on which this Information Statement has been mailed to DME Interactive's shareholders. As this Information Statement is being sent to the beneficial owners of the Common Stock on March 15, 2000, which is more than twenty (20) days before the effective date of the adoption of the proposal, we anticipate that the actions contemplated herein will be effected on or about the close of business on April 6, 2000.

         DME Interactive has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

         This Information Statement will serve as written notice to stockholders pursuant to Section 228 of the Delaware Business Corporation Law.

                             OWNERSHIP OF SECURITIES

         The following table sets forth, as of March 2, 2000, the number of shares of Common Stock of DME Interactive owned by (i) each person who is known by us to own of record or beneficially five percent (5%) or more of DME Interactive's outstanding shares, (ii) each director of DME Interactive, (iii) each of the executive officers, and (iv) all directors and executive officers of DME Interactive as a group. The shareholders listed in the table have sole voting and investment powers with respect to the shares indicated.

                                                      Percentage of Share
Name (1)                       Number of Shares       Ownership (2)
--------                       ----------------       -------------------

Darien Dash (3)                14,000,000             53.9%



Thomas O'Rourke                1,624,000 (4)          6.3%
35 King Street
Englewood, NJ 07631

The Tortoise Group             1,624,000              6.3%
35 King Street
Englewood, NJ 07631

Sandi Thomas                   0                      0.0%

Andre McKoy                    0 (5)                  0.0%

Kathlenn McQuaid Packard       0 (6)                  0.0%


-----------
     (1) Unless otherwise noted, the address of such persons is care of DME Interactive, 39 Broadway, New York, New York 10006

     (2) Excludes the effects on total outstanding shares which would result from exercise of stock purchase options or Warrants.

     (3) Includes the following shares for which Mr. Dash holds an irrevocable voting proxy (i) 1,624,000 shares owned by the Tortoise Group, LLC, (ii) 444,000 shares owned by Mr. Dash's mother, Linda Holmes, (iii) 296,000 owned by Mr. Dash's wife and (iv) a total of 296,000 shares owned by Mr. Dash's minor children.

     (4)   Consists of 1,624,000 shares owned by the Tortoise Group.

         (5) Does not include 250,000 shares to be issued upon exercise of outstanding options, all of which are currently exercisable.

         (6) Does not include 60,000 shares to be issued upon exercise of outstanding options, all of which are currently exercisable.

                                APPROVAL REQUIRED

         The approval of a majority of the outstanding stock entitled to vote is necessary to approve the following proposals. However, as discussed above, DME Interactive's Board of Directors has obtained the necessary approval for these proposals from stockholders with voting authority or stock constituting in excess of 50% of the total outstanding shares of DME Interactive's Common Stock entitled to vote. As such, the Board of Directors does not intend to solicit any proxies or consents from any other stockholders in connection with these actions.

        AMENDMENT OF THE CERTIFICATE OF INCORPORATION OF DME Interactive

Background

         On February 14, 2000, the DME Interactive's Board of Directors unanimously authorized an Amended and Restated Certificate of Incorporation that increases the number of authorized shares from 30,000,000 to 60,000,000 shares of Common stock. The amendment was approved by a majority of DME Interactive's shareholders on February 28, 2000.

         A proposed form of the Amended and Restated Certificate of Amendment of the Certificate of Incorporation is included as Exhibit A to this Information Statement. A Certificate in substantially the form of Exhibit A will be filed with the Delaware Secretary of State on or about April 6, 2000.

         The Board of Directors has determined that the adoption of the proposed amendments will be in the best interests of DME Interactive.

Reasons for the Authorized Actions

         The Board of Directors believes that it is in the best interests of DME Interactive to increase the number of authorized shares of Common Stock from 30,000,000 to 60,000,000 shares of Common Stock, among other reasons, in order to comply with an agreement between DME Interactive and America Online, Inc. Furthermore, the increase in authorized shares will also benefit DME Interactive by allowing for the continued equity financing of DME Interactive during its development stage, as well as the issuance of shares of common stock as employee compensation or through other strategic relationships or joint ventures with other technology and content providing companies. As of March 2, 2000, DME Interactive had 25,964,666 shares issued and outstanding. DME Interactive additionally has reserved for issuance (i) 3,095,000 shares of common stock issuable upon exercise of outstanding common stock purchase warrants, (ii) 310,000 shares of common stock issuable upon exercise of employee stock options, and (iii) 4,000,000 shares of common stock to be issued to America Online, Inc. upon exercise of a warrant granted to America Online, Inc. in connection with the execution of the Strategic Agreement dated February 2, 2000. The Strategic Agreement provides that DME Interactive and America Online, Inc., through its CompuServe Interactive Services, Inc. subsidiary, will create, develop, operate and market a customized Internet service provider featuring DME Interactive's Places of Color online resource community. This relationship is a key element of DME Interactive's plan to expand into the web site content and operation market. Presently, DME Interactive would have inadequate authorized capital to issue shares upon exercise of all of the warrants and options, which could result in breaches of various warrant or option agreements. Additionally, in the Strategic Agreement with America Online, Inc., DME Interactive agreed that it would increase the number of authorized shares on or prior to May 3, 2000, and a breach of such agreement could have a material adverse effect on DME Interactive.

         The newly authorized shares of common stock will be issuable at any time and from time to time by action of the Board of Directors without further authorization from DME Interactive's shareholders, except as otherwise required by applicable law or rules and regulations to which DME Interactive may be subject, to such persons and for such consideration (but not less than the par value thereof) as the Board of Directors determines. Holders of Common Stock of DME Interactive have no preemptive rights to acquire or subscribe to any of the additional shares of Common Stock.

         Issuance of additional Common Stock, directly or upon exercise of warrants or options if issued, has potentially delutive effects on each of the shareholders to the extent that any of the authorized but unissued shares are subsequently issued. The issuance of such shares of Common Stock (or even the potential issuance) may have a depressive effect on the market price of DME Interactive's securities. Moreover, an increase in the number of authorized shares would have a dilutive effect on the voting power of the outstanding Common Stock of DME Interactive. Finally, the issuance of any of the additional shares of Common Stock, or options to purchase shares at prices below the current market price would also have a delutive effect on stockholders' equity in DME Interactive.

Required Vote

         The adoption of the above described Amended and Restated Certificate of Incorporation requires the affirmative vote of not less than a majority of the votes entitled to be cast by all shares of Common Stock issued and outstanding on March 2, 2000. As discussed above, of majority shareholders have approved the foregoing amendment.

No Right of Appraisal

         Under Delaware Business Corporation Law, the state in which DME Interactive is incorporated, the increase in the number of authorized shares does not require DME Interactive to provide dissenting shareholders with a right of appraisal and DME Interactive will not provide shareholders with such right.

                                            DME INTERACTIVE HOLDINGS, INC.



                                            By:   /s/ Darien Dash
                                                -------------------------------
                                                  Darien Dash, President
                                                  and Chief Executive Officer

                                    EXHIBIT A

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                         DME INTERACTIVE HOLDINGS, INC.

         DME Interactive Holdings, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

I. The name of the Corporation is DME Interactive Holdings, Inc. and the Corporation was originally incorporated under the name Price Automotive Group, Inc., and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on March 10, 1995.

II. The Certificate of Incorporation was amended previously on June 15, 1999 and June 18, 1999.

III. Pursuant to Sections 242 and 245 of the Delaware General Corporation Law ("DGCL"), this Restated Certificate of Incorporation restates and integrate and further amends the provisions of the Certificate of Incorporation of the Corporation, as amended, and has been consented to in writing by the Board of Directors and the sole stockholder of the Corporation.

IV. The sole amendment adopted hereby is the increase in the number of authorized shares of common stock from 30,000,000 to 60,000,000.

V. The text of the Certificate of Incorporation as heretofore amended or supplemented is hereby restated and further amended to read in its entirety as follows:


         FIRST: The name of the corporation is:

                         DME Interactive Holdings, Inc.

         SECOND: Its registered office in the State of Delaware is to be located at Three Christina Centre, 201 N. Walnut Street, Wilmington, Delaware 19801, County of New Castle. The registered agent in charge thereof is The Company Corporation, Three Christina Centre, 201 N. Walnut Street, Wilmington, Delaware 19801, County of New Castle.

         THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the corporation laws of the State of Delaware.

         FOURTH: Capital Stock

                 (A) Authorized Capital Stock. The total number of shares of all classes of stock which this Corporation shall have authority to issue is SIXTY TWO MILLION (62,000,000) shares, consisting of SIXTY MILLION (60,000,000) shares of common stock, $.001 par value per share (hereinafter, the "Common Stock"), and TWO MILLION (2,000,000) shares of Preferred Stock, $.01 par value per share (hereinafter, the "Preferred Stock").

                 (B) Preferred Stock.

                     (i) Shares of Preferred Stock may be issued from time to time in one or more series as may from time to time be determined by the Board of Directors. Each series shall be distinctly designated. The relative rights, preferences and limitations of shares of undesignated Preferred Stock are as provided for in this Article THIRD.

                     (ii) Undesignated Preferred Stock. Shares of Preferred Stock may be issued from time to time in one or more series as may from time to time be determined by the Board of Directors. Each series shall be distinctly designated. All shares of any one series of the Preferred Stock shall be alike in every particular event except that there may be different dates from which dividends thereon, if any, shall be cumulative, if made cumulative. The powers, preferences and relative, participating, optional and other rights of each series, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. Subject to the provisions of this Article THIRD, the Board of Directors of the Corporation is hereby expressly granted authority to fix by resolution or resolutions adopted prior to the issuance of any shares of each particular series of Preferred Stock, the designation, powers, preferences and relative, participating, optional and other rights, and the qualifications, limitations and restrictions thereof, if any, of such series, including, but without limiting the generality of the foregoing, the following:

                     (1) the distinctive designation of and the number of shares of Preferred Stock which shall constitute the series, which number may be increased (except as otherwise fixed by the Board of Directors) or decreased (but not below the number of shares thereof then outstanding) from time to time by action of the Board of Directors;

                     (2) the rate and times at which, and the terms and conditions upon which, dividends, if any, on shares of the series shall be paid, the extent of preferences of relation, if any, of such dividends to the dividends payable on any other class or classes of stock of this corporation, or on any series of Preferred Stock or of any other class or classes of stock of this corporation, and whether such dividends shall be cumulative or non-cumulative;

                     (3) the right, if any, of the holders of shares of the series to convert the same into, or exchange the same for, shares of any other class or classes of stock of this corporation, or of any series of Preferred Stock of this corporation, and the terms and conditions of such conversion or exchange;

                     (4) whether shares of the series shall be subject to redemption, and the redemption price or prices including, without limitation, a redemption price or prices payable in shares of the Common Stock and the time or times at which, and the terms and conditions upon which, shares of the series may be redeemed;

                     (5) the rights, if any, of the holders of shares of the series upon voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding up of this corporation;

                     (6) the terms of the sinking fund or redemption or purchase account, if any, to be provided for shares of the series; and

                     (7) the voting powers, if any, of the holders of shares of the series which may, without limiting the generality of the foregoing, include
(i) the right to more or less than one vote per share on any or all matters voted upon by the stockholders and (ii) the right to vote, as a series by itself or together with other series of Preferred Stock or together with all series of Preferred Stock as a class, upon such matters, under such circumstances and upon such conditions as the Board of Directors may fix, including, without limitation, the right, voting as a series by itself or together with other series of Preferred Stock or together with all series of Preferred Stock as a class, to elect one or more directors of this corporation, or to elect one or more directors of this corporation, or to elect a majority of the members of the Board, under such circumstances and upon such conditions as the Board may determine.

                 (C) Common Stock.

                     (i) After the requirements with respect to preferential dividends on Preferred Stock (fixed in accordance with provisions of this Article THIRD), if any, shall have been met and after this corporation shall have complied with all the requirements, if any, with respect to the setting aside of sums as sinking funds or redemption or purchase accounts (fixed in accordance with the provisions of paragraph (C) of this Article THIRD) and subject further to any other conditions which may be fixed in accordance with the provisions of paragraph (C) of this Article THIRD, then but not otherwise, the holders of Common Stock shall be entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors.

                     (ii) After distribution in full of the preferential amount (fixed in accordance with the provisions of paragraph (C) of this Article THIRD), if any, to be distributed to the holders of Preferred Stock in the event of voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding-up of this corporation, the holders of the Common Stock shall be entitled to receive all the remaining assets of this corporation, tangible and intangible, of whatever kind available for distribution to stockholders, ratably in proportion to the number of shares of the Common Stock held by each.

                     (iii) Except as otherwise be required by law, this Certificate of Incorporation or the provisions of the resolution or resolutions as may be adopted by the Board of Directors pursuant to this Article THIRD, each holder of Common Stock shall have one vote in respect of each share of Common Stock held by such holder on each matter voted upon by the stockholders.

                 (D) Other Provisions.

                     (i) The relative powers, preferences and rights of each series of Preferred Stock in relation to the powers, preferences and rights of each other series of Preferred Stock shall, in each case, be as fixed from time to time by the Board of Directors in the resolution or resolutions adopted pursuant to authority granted in this Article THIRD, and the consent, by class or series vote or otherwise, of the holders of the Preferred Stock of such of the series of the Preferred Stock as are from time to time outstanding shall not be required for the issuance by the Board of Directors of any other series of Preferred Stock whether the powers, preferences and rights of such other series shall be fixed by the Board of Directors as senior to, or on a parity with, the powers, preferences and rights of such outstanding series, or any of them, provided, however, that the Board of Directors may provide in such resolution or resolutions adopted with respect to any series of Preferred Stock that the consent of the holders of a majority (or such greater proportion as shall be therein fixed) of the outstanding shares of such series voting thereon shall be required for the issuance of any or all other shares of Preferred Stock.

                     (ii) Subject to the provisions of subparagraph (i) of this paragraph, shares of any series of Preferred Stock may be issued from time to time as the Board of Directors shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors.

                     (iii) Shares of the Common Stock may be issued from time to time as the Board of Directors shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors.

                     (iv) No holder of any of the shares of any class or series of stock or of options, warrants or other rights to purchase shares of any class or series of stock or of other securities of the corporation shall have any preemptive right to purchase or subscribe for any unissued stock of any class or series or any additional shares of any class or series to be issued by reason of any increase of the authorized capital stock of the corporation of any class or series, or bonds, certificates of indebtedness, debentures or other securities convertible into or exchangeable for stock of the corporation of any class or series, or carrying any right to purchase stock of any class or series.

         FIFTH: The name and mailing address of the sole incorporator is Mitchell Lampert, Lampert & Lampert, 10 East 40th Street, New York, New York 10016.

         SIXTH: The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph
(7) of subsection (b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

         SEVENTH: The corporation shall, to the fullest extent permitted by the provisions of Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         EIGHTH: (A) The Business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts as are not by law or by the Certificate of Incorporation of the Corporation directed or required to be exercised or done by the shareholders.

                 (B) The number of Directors of the Corporation shall be as from time to time provided by or pursuant to the By-Laws of the Corporation, but shall be not less than three. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible.

                 (C) Newly created directorships resulting from any increase in the authorized number of Directors constituting the entire Board of Directors or vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or any other cause shall be filled only by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum, or by the sole remaining director. Directors elected to fill vacancies shall hold office for the remainder of the full term of the class of Directors in which the vacancy occurred and until such director's successor shall be elected and shall qualify. The directors of any class of directors of the Corporation may be removed by the shareholders only for cause by the affirmative vote of the holders of at least 70% of the combined voting power of all outstanding voting stock. For the purpose of this Article SEVENTH, "cause" shall mean the willful failure of a director to perform in any substantial respect such Director's duties to the Corporation (other than any such failure resulting from incapacity due to physical or mental illness), willful malfeasance by a Director in the performance of his duties to the Corporation which is materially and demonstrably injurious to the Corporation, the commission by a Director of an act of fraud in the performance of his duties, the conviction of a Director for a felony punishable by confinement for a period in excess of one year, or the ineligibility of a Director for continuation in office under any applicable rules, regulations or orders of any federal or state regulatory authority.

                 (D) Notwithstanding the foregoing, whenever the holders of any one or more classes or series of preferred stock or preference shares issued by the Corporation shall have the right to vote separately by class or series to elect Directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation applicable thereto, and such Directors so elected shall not be divided into classes pursuant to this Article SEVENTH unless expressly provided by such terms.

                 (E) Where the term "Board of Directors" is used in this Certificate of Incorporation, such term shall mean the Board of Directors of the Corporation; provided, however, that to the extent any committee of Directors of the Corporation is lawfully entitled to exercise the powers of the Board of Directors, such committee may exercise any right or authority of the Board of Directors under this Certificate of Incorporation.

                 (F) Notwithstanding any other provisions of this Certificate of Incorporation or the By-Laws of this Corporation (and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law, this Certificate of Incorporation, the By-Laws of the Corporation or otherwise), the affirmative vote of the holders of at least 70% of the combined voting power of all outstanding voting stock shall be required to adopt any provisions inconsistent with, or to amend or repeal, this Article SEVENTH.

         NINTH: The Corporation indemnifies each director, officer, employee or agent of the corporation or any other person who serves or has served at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise to the fullest extent permitted by the General Corporation Law of Delaware.

                  I, being the President and Chief Executive Officer hereby sign this certificate this 31st day of March, 2000.

                                       DME INTERACTIVE HOLDINGS, INC.

                                       ---------------------------------
                                       Darien Dash
                                       President and Chief Executive Officer